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                                                                    Exhibit 10.7


     OPERATING LEASE, dated as of May 31, 1980, ("this Lease"), between ARDEN HILLS ASSOCIATES, a Minnesota limited partnership ("Lessor"), having an address at 4162 IDS Center, Minneapolis, Minnesota 55402 and LAND O'LAKES, INC., a Minnesota cooperative corporation (herein, together with its successors and assigns, called "Lessee"), having an address at 614 McKinley Place, Minneapolis, Minnesota 55413.

     1. Definitions. The definitions of the capitalized terms used in this Lease are located herein as follows:

             Term                          Paragraph
             ----                          ---------
Additional Optional Term                       4(b)
Additional Rent                                5(b)
Additions                                     12
Alterations                                   12
Basic Rent                                     5(a)
Casualty Termination Date                     13(e)
Debt Service                                  13(b)
Debt Service Shortfall                        19(k)
Discounted Future Basic Rent                  19(g)
Event of Default                              19(a)
Extended Terms                                 4(a)
Fair Market Value                             15(c)
Fair Market Rental Value                      19(g)
Ground Lease                                   2
Ground Lessor                                 20(c)
Impositions                                    8(a)
Improvements                                   2
Insurance Requirements                         8(c)
Land                                           2
Lease Year                            Schedule B, Part III
Legal Requirements                             8(b)
Lessor's Equity                               13(f)
Lessor's Interest in the Premises             15(c)
Mortgage                                       5(a)
Mortgage Note                                  5(a)
Mortgagee                                      5(a)
Payment Dates                                  5(a)
Permitted Encumbrances                Schedule A, Part II
Premises                                       2
Primary Term                                   4(a)
Primary Term Commencement Date        Schedule B, Part I
Project Costs                         Schedule B, Part II
Termination Date                              13(c)
Trade Fixtures                                12

     2. Lease of Premises; Title and Condition. In consideration of the rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby lets from Lessor, the premises (the "Premises") consisting of (i) the Lessor's interest in the land described in Schedule A (the "Land") pursuant to the ground lease executed contemporaneously herewith (the "Ground Lease"), together with all of Lessor's other interests under the Ground Lease, (ii) all buildings and other improvements and equipment, fixtures and items of personal property attached to or used in the operation or maintenance of the improvements now or hereafter located on the Land and owned by Lessor, specifically including, but not limited to, those items described in Schedule C (the "Improvements"), and (iii) all easements, rights and appurtenances relating to the Premises. The Premises are leased to Lessee in their present condition without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, to any state of facts which an accurate survey or physical inspection thereof might show, to all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Premises, and to all the terms and conditions of, and to the continuance of, the Ground Lease. Lessee has examined the Premises and title thereto and has found the same satisfactory. Lessor and Lessee acknowledge that the Improvements on the Premises have been designed and are being constructed in accordance with plans approved by Lessee, and that construction of the Improvements is being supervised by Lessee. Solely as between Lessor and Lessee, the taking of possession of the Premises by Lessee shall be conclusive evidence that the Premises are in good condition and that Lessee has accepted the Premises "as is." Lessor makes no warranties or representations, express or implied, as to the design, construction, condition,

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merchantability or quality of the Improvements or the materials, equipment, fixtures, appliances or workmanship in the Improvements, nor as to the fitness of the Improvements, materials, equipment, fixtures or appliances for any particular purpose, whether known or unknown to Lessor.

     3.  Use.   Lessee may occupy and use the Premises for any lawful purpose.
Lessee agrees that it will not permit any unlawful occupation, business or trade to be conducted on the Premises. Lessee shall not use or occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises or any part thereof, in a manner that may make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Lessee, or that will cause or be likely to cause structural injury to any part of the Premises, or that will constitute a public or private nuisance or waste.

     4.  Terms.   (a) The Premises are leased for an Interim Term as defined in
Schedule B hereof and for a primary term of twenty-nine years (the "Primary Term"), and, at Lessee's option, for three consecutive additional terms of five years each plus one additional term of four years (collectively, the "Extended Terms"), unless and until the term of this Lease shall expire or be terminated pursuant to any provision hereof. The Interim Term, the Primary Term and each Extended Term shall commence and expire on the dates set forth in Schedule B. Lessee may exercise its option to extend the term of this Lease for an Extended Term by giving notice thereof to Lessor not less than twelve months before the expiration of the then existing term.

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
      (b) Upon the expiration of the fourth Extended Term hereof as provided in Paragraph 4(a), Lessee may elect, as hereinafter provided, to enter into a new lease of the Premises for one or more consecutive additional terms (individually, an "Additional Optional Term") not exceeding twenty-one years in the aggregate. Such new lease shall contain terms substantially identical to the terms and conditions hereof, except as follows:

          (1) Basic Rent during any Additional Optional Term shall be equal to Fair Market Rental Value of the Premises as defined in Paragraph 19(g) hereof, determined (if Lessor and Lessee are unable to agree) by appraisal as provided in Paragraph 15(d) hereof;

          (2) In the event of a condemnation or casualty of the nature described in Paragraphs 13(c) and 13(e) respectively, Lessee shall not be obligated to offer to purchase the Premises as therein provided.

          (3) The purchase right contained in Paragraph 15 hereof shall be deleted; and

          (4) Lessor and Lessee may agree on and include such other terms in such new lease as they may deem appropriate. Lessee may exercise its option to enter into a new lease for an Optional Additional Term(s) by giving notice thereof to Lessor not less than twelve months prior to the expiration of the fourth Extended Term of this Lease. Without Lessor's prior written consent, the benefit of this Paragraph 4(b) shall not inure to any assignee or sublessee of the Lessee hereunder.

     5. Rent. (a) Lessee shall pay to Lessor in lawful money of the United States as fixed rent for the Premises, the amounts set forth in Schedule B ("Basic Rent") on the dates set forth therein ("Payment Dates"), at Lessor's address as set forth above, or at such other address or to such other person as Lessor from


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
time to time may designate by giving Lessee notice thereof. If the Mortgagee so requires in accordance with the provisions of an assignment of rents or other appropriate instrument given by Lessor to Mortgagee, Lessee, upon receipt of written notice signed by the Mortgagee or Lessor, shall remit said Basic Rent to Bankers Life Company (the "Mortgagee" which term includes any successor holder of the Mortgage Note), the holder of Lessor's promissory note (the "Mortgage Note") secured by a mortgage dated contemporaneously herewith, and recorded at St. Paul, issued to the Mortgagee creating a first lien upon the Premises (the "Mortgage").

     (b) All amounts which Lessee is required to pay pursuant to this Lease (other than Basic Rent, amounts payable upon purchase of the Premises and amounts payable as liquidated damages pursuant to Paragraph 19), together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof, shall constitute additional rent ("Additional Rent"). If Lessee shall fail to pay any Additional Rent, Lessor shall have the right to pay the same and shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of non-payment of Basic Rent. Lessee shall pay to Lessor interest at the rate of twelve percent per annum (or, if lower, the maximum interest rate permitted by applicable law) on all overdue Basic Rent from the Payment Date thereof until paid, and on all overdue Additional Rent paid by Lessor on behalf of Lessee from the earlier of the due date of such Additional Rent or the date of payment thereof by Lessor, until repaid by Lessee. Lessee shall also pay to Lessor upon demand the sum of 2-1/2 cents for each $1.00 on all overdue Basic Rent and Additional Rent which becomes overdue for a period exceeding 10 days, said sum being a reasonable estimate of the additional expense imposed upon Lessor for handling said overdue payments. Lessee shall perform all its

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obligations under this Lease at its sole cost and expense, and shall pay all
Basic Rent and Additional Rent when due, without notice or demand. Upon the occurrence of an Event of Default as defined in Paragraph 19(a), and if Lessor so requests, Lessee shall make monthly deposits with respect to taxes and other Impositions (as defined in Paragraph 8) in such amount and manner as the Mortgagee may require.

     6. Net Lease; Non-Terminability. (a) This Lease is a net lease, and , except as otherwise expressly provided herein, any present or future law to the contrary notwithstanding, Lessee shall not be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any Basic Rent, Additional Rent or other sum payable hereunder, nor shall the obligations of Lessee hereunder be affected, by reason of any failure to complete, defect in, or damage to or destruction of the Premises; any taking of the Premises or any part thereof by condemnation or otherwise; any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment of the Premises, or any interference with such use, occupancy or enjoyment by any person; any eviction by paramount title or otherwise; any default by Lessor hereunder or under the Ground Lease, the construction loan agreement between Lessor and Bankers Life Company providing financing for the Improvements or any other agreement; the termination of the Ground Lease; the impossibility or illegality of performance by Lessor, Lessee or both; any bankruptcy, insolvency, reorganization, liquidation, dissolution or other legal proceeding involving Lessor, whether or not this Lease is terminated or Lessee is dispossessed, or both, by reason thereof; any action of any governmental authority; any acquisition by Lessee of Lessor's interest in this Lease, through termination of the Ground Lease or otherwise; or any other cause whether similar or dissimilar to the foregoing. The parties intend that





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the obligations of Lessee hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.
      (b)Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Lessor or any assignee of Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. Except as otherwise expressly provided herein, Lessee waives all rights to terminate or surrender this Lease, or to any abatement or deferment of Basic Rent, Additional Rent or other sums payable hereunder.
      7. Representations and Warranties. (a) Lessee represents and warrants to Lessor as follows:
           (i) Organization, Standing, etc. Lessee is a cooperative corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with all requisite powers for the making of, and performance of its obligations under this Operating Lease, the Ground Lease, the Agency Agreement and all other agreements and instruments to be executed by Lessee in connection with the transaction described herein. Lessee is duly qualified and in good standing as a foreign corporation in the states of Iowa, Wisconsin, North Dakota, South Dakota and Nebraska, and in each other jurisdiction in which the nature of its business or the character of the property owned by it therein makes such qualification necessary.
          (ii) Other Liabilities. Lessee has no liabilities, contingent or otherwise, not fully disclosed in its consolidated balance sheet as of December 31, 1979, except those incurred subsequent to that date in the ordinary and usual course of business, none of which either singly or in the aggregate would affect the financial position of Lessee in a manner which would be materially adverse to Lessee.

     (iii) No Adverse Changes or Transactions Outside Ordinary Course of Business. Since December 31, 1979, there has been no change in the business, properties, assets, prospects, profits or condition (financial or otherwise) of Lessee except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

     (iv) Title to Properties. Lessee has good and marketable title in fee simple (or its equivalent under applicable law) to all of its principal fixed assets which are real property and good and merchantable title to all other assets it purports to own, including those reflected in its balance sheet as at December 31, 1979, or acquired since that date (except assets sold since said date in the ordinary course of business, collections on accounts receivable, gradual write-offs of pre-paid assets and similar items disposed of in the ordinary course of business), subject to no liens or encumbrances, or title retention or other similar agreements, which either are in effect or will be in effect as of the Closing Date. Lessee enjoys peaceful and undisturbed possession under all the leases under which it is operating, none of which contains any unusual or burdensome provision which would affect or impair any of the operations of Lessee in a manner which would be materially adverse.

     (v) Litigation. There is no litigation at law or in equity, nor any proceeding before any federal, state or

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municipal court, board or other governmental or administrative agency, or any arbitration board or tribunal, pending or, to the knowledge of Lessee's management, threatened against or affecting Lessee which involves the possibility of any material adverse effect upon the business, properties, assets, prospects, profits or condition (financial or otherwise) or Lessee or the right of Lessee to conduct its business as presently conducted, or the ability of Lessee to perform this Agreement and the transaction described herein, and Lessee knows of no basis for any such litigation or other proceeding. Lessee is not in default under, and neither the execution and performance of this Operating Lease, the Ground Lease, the Agency Agreement and all other agreements and instruments to be executed by Lessee in connection with the transaction described herein nor compliance with the provisions of any of the foregoing or the Mortgage, will constitute or result in a violation or default with respect to any order, writ, injunction or decree of any court or other governmental authority.

          (vi) No Violations; Governmental Consent. Neither the execution and performance of this Operating Lease, the Ground Lease, the Agency Agreement and all other agreements and instruments to be executed by Lessee in connection with the transaction described herein, nor compliance with the foregoing or the Mortgage, will constitute or result in any violation of any applicable provision of law or any rule or regulation of any governmental authority having jurisdiction, or conflict with, or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of

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
Lessee pursuant to, any articles of incorporation or charter, by-laws, indenture, mortgage, deed of trust, agreement or other instrument to which Lessee is a party, or which it has assumed, or by which it or its properties may be bound or affected. Neither the nature of Lessee or of any subsidiary or affiliate, nor of any of their respective businesses or properties, nor any relationship between Lessee and any subsidiary, affiliate, or any other person or entity, nor any circumstance in connection with the transaction described herein, is such as to require a consent, approval or authorization of, or filing, registration or qualification with any governmental authority on the part of Lessee or any subsidiary or affiliate as a condition to the execution and delivery of this Operating Lease or any other document or instrument executed in connection herewith.

     (vii) Other Agreements. Lessee is not a party to or bound by any commitment, contract or agreement, or subject to any articles of incorporation, by-laws or other restriction, or any order, judgment or regulation which involves the possibility of any material adverse effect upon its business, properties, assets, prospects, profits, or condition (financial or otherwise). Lessee is not in default under any provision of its articles of incorporation or by-laws or of any indenture, mortgage, promissory note, agreement, or other instrument to which it is a party, or which it has assumed, or by which it or its properties may be bound or affected.

     (viii) Compliance with Law. Lessee is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, and has duly obtained all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain might affect the business, operations, affairs, properties, prospects, profits, or condition (financial or otherwise) of Lessee in a manner which would be materially adverse.

     (ix) Compliance With Laws Relating to Agriculture.

     (l) Lessee "is operated for the mutual benefit of the members thereof" and is an association of agricultural producers as those terms are defined or used in 7 U.S.C. Section 291, and is otherwise in compliance with the requirements of Title 7, Chapter 12 of the United States Code. Lessee is not the subject of any pending investigation by the United States Secretary of Agriculture, including any investigation undertaken pursuant to 7 U.S.C.
Section 292, nor has any charge or complaint been issued by the Secretary of Agriculture at any time under 7 U.S.C. Section 292 respecting Lessee or any of its subsidiaries.

     (2) Lessee is a "cooperative association" as defined in 12 U.S.C. Section 1141(j); and:

          (i) a member of Lessee is not allowed and in fact does not possess or exercise more than one vote because of the amount of stock or membership capital such member owns therein; and

          (ii) Lessee pays no dividends on stock or membership capital in excess of 8% per annum; and

          (iii) Lessee does not deal in farm products, farm supplies, and farm business services with or for non-members in an amount greater in value than the total amount of such business transacted by it with or for members.

     (3) Lessee represents certain of its producer members as a qualified cooperative association of


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
     producers under various federal milk marketing orders promulgated under authority of the Agricultural Adjustment Act as reenacted by the Agricultural Marketing Act of 1937, 7 U.S.C. Section 608 et seq, and is authorized to receive payments of the uniform price for all milk pooled in such orders and to act as agent for such members under the provisions of 7 U.S.C. Section 610.

          (4) Lessee and each of its subsidiaries is in full compliance with all state and federal laws, rules, regulations and orders relating to the establishment and operation of political or lobbying organizations and relating to political contributions or segregated political funds.

          (x) Brokers. Hunter, Keith, Marshall & Eaton Incorporated is the only broker with which Lessee has dealt in the transactions contemplated by this Lease, and Lessee shall indemnify and save harmless Lessor from any claims for commissions, fees, damages and expenses asserted by any other broker with whom Lessee has dealt in connection with these transactions.

     (b) Lessor's Representations and Warranties. Lessor represents and warrants to Lessee as follows:

               (i) Organization and Powers. Lessor is a duly organized and validly existing limited partnership under the laws of the State of Minnesota, conducts no business outside the State of Minnesota, and has all requisite authority to own its property and carry on its business as now conducted and as presently proposed to be conducted.

               (ii) Governmental Consent. Nothing in the nature of Lessor's organization, business, or relationship with any other person or entity is such as to require a consent, approval or authorization


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
          of, or filing, registration or qualification with any governmental authority on the part of Lessor as a condition to the execution and delivery of this Operating Lease or any of the leases, agreements, instruments or other documents to be executed in connection herewith.

               (iii) Brokers. Hunter, Keith, Marshall & Eaton Incorporated is the only broker with which Lessor has dealt in the transactions contemplated by this Agreement, and the Lessor shall indemnify and save harmless Lessee from any claims for commissions, fees, damages and expenses asserted by any other broker with whom the Lessor has dealt in connection with this transaction.

     (c) All representations, warranties, covenants, and agreements made by Lessor and Lessee herein shall survive the execution and delivery of this Lease.

     8. Taxes and Assessments; Legal Requirements; Insurance Requirements. (a) Lessee shall pay: (i) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other charges, whether ordinary or extraordinary, foreseen and unforeseen, which are, at any time prior to or during the term hereof, imposed or levied upon or assessed against (A) the Premises, (B) any Basic Rent, Additional Rent or other sums payable hereunder or (C) this Lease or the leasehold estate hereby created or which arise in respect of the operation, possession or use of the Premises, commencing with those payable in 1980; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other sum payable hereunder;
(iii) all sales, use and similar taxes at any time levied, assessed or payable on account of the acquisition, construction, leasing or use of the Premises; and
(iv) all charges for utilities serving
the Premises; (all of which items (i) - (iv) are collectively referred to as "Impositions"). In no event, however, shall Lessee be required to pay any Imposition which is being contested by Lessee pursuant to Paragraph 18, or to pay any franchise, estate, inheritance, transfer, income or similar tax of Lessor (other than any tax referred to in item (ii) above). Lessee will furnish to Lessor, promptly after demand therefor, proof of payment of all Impositions which are payable by Lessee. If, however, by law, any Imposition is or may be payable in installments, Lessee may pay the same (with any accrued interest on the unpaid balance of such Imposition) in installments as the same become due and before any interest or additional charge may be added thereto for the non-payment of any such installment; and provided, further, that any Imposition payable with respect to a fiscal tax period during which the term of this Lease shall expire or terminate, otherwise than (i) because of the fault of Lessee or
(ii) because Lessee purchases the Premises pursuant to Paragraph 13 or 16, shall be adjusted between Lessor and Lessee as of the expiration or termination of the term of this Lease, so that Lessee shall pay an amount which bears the same relation to the total Imposition as the part of such fiscal tax period included within the term of this Lease bears to the entire fiscal tax period.

     (b) Lessee shall comply with and cause the Premises to comply with all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Premises or the use or alteration thereof, whether now or hereafter enacted and in force, including any which either may require repairs, modifications or alterations in or to the Premises or in any way limit the use and enjoyment thereof; and all permits, licenses and authorizations and regulations relating thereto and covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Lessee, at any time in force affecting the

Premises, not including, however, covenants, agreements, restrictions and encumbrances made or entered into by Lessor after the execution of the Ground Lease without the prior written approval of Lessee, (the foregoing collectively denoted the "Legal Requirements").

     (c) Lessee shall comply with and cause the Premises to comply with terms of any insurance policy covering or applicable to the Premises which Lessee is required to maintain pursuant to Paragraph 14 of this Lease, and with all requirements of the issuer of any such policy (the foregoing collectively denoted the "Insurance Requirements").

     9.   Liens.    Except as otherwise provided herein, Lessee shall not
directly or indirectly create or permit to be created or to remain, and will promptly discharge, at its expense, any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to the Premises or the Basic Rent or Additional Rent payable under this Lease (other than the Mortgage, Permitted Encumbrances as defined in Part III of Schedule A attached hereto, and any mortgage, lien, encumbrance or other charge on, pledge of, or conditional sale or any other title retention agreement created by or resulting from any act of or failure to act by Lessor). The existence of any mechanic's, laborer's, materialman's, supplier's or vendor's lien, or any right in respect thereof, shall not constitute a violation of this Paragraph 9, if payment is not yet due upon the contract or for the goods or services in respect of which any such lien has arisen. Nothing contained in this Lease shall be construed as constituting the consent or request of lessor, expressed or implied, to or for the performance of any labor or services or the furnishing of any goods or materials by any contractor, sub-contractor, laborer, materialman or vendor.

     10. Indemnification. Lessee shall defend all actions against Lessor with respect to, and shall pay, protect, indemnify and save harmless Lessor from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from
(i) injury to or death of any person, or damage to or loss of property, on the Premises, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof, (ii) violation of this Lease by Lessee,
(iii) any act or omission of Lessee or its agents, contractors, licensees, sublessees or invitees, and (iv) any contest referred to in Paragraph 18 below.

     11. Maintenance and Repair. Lessee will maintain the Premises at its expense in good repair and condition, except for ordinary wear and tear, and will make with reasonable promptness all structural and non-structural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep the Premises in good repair and condition. Lessor shall not be required to maintain, repair or rebuild the Improvements or to maintain the Premises, and Lessee waives the right to make repairs at the expense of Lessor pursuant to any law at any time in effect.

     12. Alterations, Substitutions, Replacements, Trade Fixtures and Additions. Lessee, without expense to Lessor, may at any time and from time to time make alterations of the Improvements on the Premises and substitutions and replacements for the same and additional Improvements (collectively, "Alterations"), provided that (i) the market value of the premises shall not be thereby reduced or their usefulness impaired; (ii) the work shall be done expeditiously and in good and workmanlike manner; (iii) a copy of the plans and specifications for any single Alteration with an estimated cost in excess of 5% of the then market value of the Improvements (based upon Lessee's good faith estimate of such market value) shall be furnished to Lessor at least 30 days prior to beginning such work; (iv) Lessee shall


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
comply with all Legal Requirements and Insurance Requirements, if any, applicable to the work and requirements if any placed on Lessor by the Mortgage; and (v) Lessee shall promptly pay all costs and expenses and discharge any and all liens arising in respect of the work. All Alterations shall be the property of Lessee during the term of this Lease and any extensions thereof; but upon expiration or termination of this Lease, whether by default, lapse of time or otherwise, such Alterations shall become and remain thereafter the property of Lessor, and shall be deemed part of the Premises. In the event that estimated cost of any Alteration exceeds 5% of the then market value of the Improvements (based upon Lessee's good faith estimate of such market value) such Alteration shall be made under the supervision of a qualified architect or engineer. Lessee may place upon the Premises any furniture, furnishings, inventory, trade fixtures, machinery, computers or equipment belonging to Lessee or third parties (collectively, "Trade Fixtures") and may remove the same at any time during the term of this Lease. Lessee shall repair at no expense to Lessor any damage to the Premises caused by such removal. Lessor agrees to execute a waiver in a form reasonably specified by the owner of such Trade Fixtures which relinquishes any rights Lessor may now or hereafter have, by nature of this Lease, to such Trade Fixtures, provided that Lessee or the owner of such Trade Fixtures agrees in writing, as a condition to Lessor's executing such waiver, to repair at no expense to Lessor any damage occasioned by the removal of such Trade Fixtures. Lessee, at its sole cost and expense, may, enlarge the Improvements or construct additional improvements upon the Premises ("Additions"), provided that such Additions are constructed in accordance with all other terms and conditions of this Lease and in conformity with zoning, building and other applicable codes, laws and regulations. Prior to enlarging Improvements or constructing Additions upon the Premises, Lessee

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
may, but shall not be required to, obtain Lessor's consent for purposes of paragraph 15(c) hereof. Such consent shall not be unreasonably withheld. All Additions shall be constructed under the supervision of a qualified architect or engineer.

     13. Condemnation and Casualty.

     (a) Lessor and Lessee shall cooperate with each other and both shall have the right to participate in negotiations or proceedings to determine the amount of the award in any condemnation proceeding with respect to the Premises, or to determine the amount of the insured loss or recovery in negotiations or proceedings with insurance carriers.

     (b) In the event that less than all of the Premises are taken, requisitioned or sold in, or on account of any actual or threatened condemnation proceeding, Lessee shall be obligated, unless this Lease is terminated or Lessee purchases the Premises in accordance with paragraph 13(c), to promptly commence and diligently complete the repair and restoration of the Premises so that upon completion, the Premises will constitute a complete architectural unit, with an appearance, character and commercial value as nearly as practicable equal to the value of the Premises immediately prior to the taking. There shall be no abatement of Basic Rent during the first three Lease Years as a result of any taking during the first three Lease Years. Beginning with the fourth Lease Year of the Primary Term and during the remainder of the Primary Term and any Extended Term, there shall be an abatement of Basic Rent payable hereunder after such taking in an amount equal to the product of the Basic Rent applicable immediately prior to such taking, multiplied by a fraction, the numerator of which is the reduction in Fair Market Value of the Premises resulting from the taking, and the denominator of which is the Fair Market Value of the Premises immediately prior to such taking. In the event the parties cannot agree on such Fair Market Values within sixty (60) days after such taking, such Fair Market

Values shall be determined by appraisal in the manner set forth in Paragraph 15(d) hereof; provided, however, that quarterly installments of Basic Rent shall never be reduced by such abatement by an amount more than the reduction, if any, in quarterly principal and interest payable to Mortgagee under the Mortgage Note ("Debt Service") as such Debt Service may be reduced by the Mortgagee following application of all or a portion of the condemnation award in reduction of the indebtedness secured by the Mortgage. In no event shall there be an abatement of any Additional Rent, or an abatement of Lessee's obligation to carry and pay for insurance on the Premises as required herein. Subject to the provisions of the Mortgage, Lessee shall be reimbursed for its actual costs of repair and restoration to the extent of the net proceeds of the award received on account of such taking. If the condemnation award is inadequate (after the payment of all out-of-pocket costs, including attorney fees, incurred in connection with such award) to reimburse Lessee for such repair and restoration costs, Lessee shall pay any additional amounts required from its own funds, such additional amounts to be paid to the relevant contractors and materialmen prior to disbursement of any part of the net proceeds of the award. If such repair and restoration involves estimated costs in excess of 5% of the then market value of the Improvements (based upon Lessee's good faith estimate of such market value) or structural changes to the Improvements, Lessee shall conduct such repair or restoration in compliance with the provisions of Paragraph 11 of this Lease. If the portion of the estimated cost of repair and restoration under this Paragraph 13(b) not covered by a condemnation award exceeds 10% of the then market value of the Improvements (based upon Lessee's good faith estimate of such market value), and Lessor so requests, Lessee shall obtain and furnish to Lessor a performance and payment bond with a corporate surety in an amount not less than such portion of costs not covered by such award. Subject to the rights of Mortgagee, and to the extent available after payment of out-of-pocket costs as provided above and after Lessee's costs of repair or restoration have been reimbursed, Lessor shall apply so much of any unexpended condemnation award in reduction of the Mortgage balance as is necessary to reduce the re-amortized debt service on the Mortgage by the same amount as Basic Rent abates under the foregoing formula. Any portion of an award not required for such purposes shall belong to Lessor.

     (c) In the event all of the Premises, or so much thereof, in Lessee's good faith judgment, as to cause the portion of the Premises not taken to be unsuitable for Lessee's purposes, even after restoration and repair, are permanently taken, requisitioned or sold in, or on account of, any actual or threatened condemnation proceeding, then Lessee shall, not later than 30 days after such taking, deliver to Lessor (i) notice of its intention to terminate this Lease on the next Payment Date (the "Termination Date") which occurs after the later of (A) not less than 4 months after the delivery of such notice and
(B) 10 days after final payment of the condemnation award and (ii) a certificate of Lessee stating that in the good faith judgment of Lessee's Board of Directors, such taking has rendered the Premises unsuitable for restoration for continued use and occupancy in Lessee's business. If the Termination Date occurs during the Primary Term, such notice shall be accompanied by an irrevocable offer to purchase any remaining portion of the Premises and the net proceeds of the condemnation award on the Termination Date, at a price equal to the then unpaid principal balance of, and accrued interest on the Mortgage and all other indebtedness secured by the Mortgage (or, if the purchase occurs during any unexpired redemption period from foreclosure of the Mortgage, the amount required for redemption) plus Lessor's Equity (as defined in Paragraph 13(f)) as of the purchase date. If either: (1) Lessor shall reject such offer by notice given to Lessee not later than the 5th day prior to the

Termination Date or (2) the Termination Date occurs during an Extended Term, this Lease shall terminate on the Termination Date except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen on or prior to the Termination Date, upon payment by Lessee of all Basic Rent, Additional Rent and other sums then due and payable hereunder to and including the Termination date, and the net proceeds of the condemnation award shall belong to Lessor. Lessor may reject Lessee's offer to purchase only if the principal, accrued interest, prepayment premium and other indebtedness, if any, due under the Mortgage Note has been paid in full and, if the Mortgage has been foreclosed, the period of redemption has run, or the Mortgagee has consented in writing to Lessor's rejection of Lessee's offer to purchase and Lessor has purchased the fee interest in the Land from the Ground Lessor pursuant to Paragraph 28 of the Ground Lease. Unless Lessor shall have rejected such offer in accordance with this Paragraph 13(c), Lessor shall be conclusively presumed to have accepted such offer, and, on the Termination Date, shall convey Lessor's entire right, title and interest in the Premises to Lessee or its designee and shall assign to Lessee or its designee all Lessor's interest in the net proceeds of the condemnation award; and Lessee shall pay to Lessor the purchase price as above described; provided, that if the Mortgage has not been satisfied, the purchase price shall be paid to the Mortgagee to the extent necessary to satisfy the indebtedness secured thereby, and if the closing occurs during the period of redemption pursuant to foreclosure of the Mortgage, the purchase price shall be paid to the purchaser at foreclosure to the extent necessary to effect a redemption.

     (d) Upon the occurrence of any partial or total loss, damage or destruction to the Premises, Lessee shall give written notice thereof to Lessor and promptly commence and shall diligently complete, or cause to be commenced and diligently completed, the repair and restoration of the Premises so that, to the extent possible, upon the completion of such repair or restoration the Improvements will constitute an entire architectural unit which will have a commercial value as nearly as practicable equal to the value of the Premises prior to the damage or loss. In all cases where the estimated costs of repair or restoration shall exceed 5% of the then market value of the Improvements (based upon Lessee's good faith estimate of such market value), Lessee shall submit plans and specifications to Lessor at least 10 days prior to beginning such repairs or restorations. If the loss, damage or destruction results from a casualty covered by a policy or policies of insurance, the insurance proceeds recovered shall, at the election of Lessee (subject to the provisions of the Mortgage), either (i) be disbursed from time to time directly to contractors employed to repair or restore the Premises, or (ii) shall be paid to Lessee to reimburse it for its expenses incurred in repairing and restoring the Premises upon submission by Lessee of evidence of completion of and payment for such repair and restoration. In the event such proceeds are inadequate to reimburse Lessee for the cost of such repair or restoration, Lessee shall pay any additional amounts required from its own funds, such amounts to be paid to the relevant contractors and materialmen prior to disbursement of any of the insurance proceeds. If the portion of the estimated cost of such repair or restoration not covered by such proceeds shall exceed 10% of the then market value of the Improvements (based upon Lessee's good faith estimate of such market value), and Lessor so requests, Lessee shall obtain and furnish to Lessor a performance and payment bond with a corporate surety in an amount not less than such uninsured portion. Subject to the rights of the Mortgagee, any sums remaining after such repair or restoration shall be the property of Lessor.

     (e) If a casualty of the nature referred to in Paragraph 13(d) shall affect all or a substantial portion of the Premises and shall, in Lessee's good faith judgment, render the Premises unsuitable for restoration and repair for continued use and occupancy for Lessee's purposes, then Lessee shall, not later than 30 days after such casualty, deliver to Lessor (i) notice of its intention to terminate this Lease on the Casualty Termination Date (which "Casualty Termination Date" is defined as the next Payment Date which occurs after the later of (A) not less than four months after the delivery of such notice and
(B) ten days after the date of final payment of the insurance proceeds), and
(ii) a certificate of Lessee stating that in the good faith judgment of Lessee's Board of Directors, such casualty has rendered the Premises unsuitable for restoration and repair for continued use and occupancy in Lessee's business. If the Casualty Termination Date occurs during the Primary Term, such notice shall be accompanied by an irrevocable offer to purchase any remaining portion of the Premises and the net insurance proceeds, if any, on the Casualty Termination Date at a price equal to the then unpaid principal balance of, and accrued interest on, the Mortgage and all other indebtedness secured by the Mortgage (or, if the purchase occurs during any unexpired redemption period from foreclosure of the Mortgage, the amount required for redemption) plus Lessor's Equity (as defined in Paragraph 13(f)) as of the purchase date. If either (1) Lessor shall reject such offer by notice given to Lessee not later than the 5th day prior to the Casualty Termination Date or (2) the Casualty Termination Date occurs during an Extended Term, this Lease shall terminate on the Casualty Termination Date except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen on or prior to the Casualty Termination Date, upon payment by Lessee of all Basic Rent, Additional Rent and other sums then due and payable hereunder to and including the Casualty

Termination Date, and the net insurance proceeds shall belong to Lessor. Lessor may reject Lessee's offer to purchase only if the principal, accrued interest, prepayment premium and other indebtedness, if any, due under the Mortgage Note have been paid in full and, if the Mortgage has been foreclosed, the period of redemption has run, or if the Mortgagee has consented in writing to Lessor's rejection of Lessee's offer to purchase and Lessor has purchased the fee interest in the Land from the Ground Lessor pursuant to Paragraph 28 of the Ground Lease. Unless Lessor shall have rejected such offer in accordance with this paragraph, Lessor shall be conclusively presumed to have accepted such offer, and, on the Casualty Termination Date, shall convey Lessor's entire right, title and interest in the Premises to Lessee or its designee and shall assign to Lessee or its designee all Lessor's interest in the net insurance proceeds; and Lessee shall pay to Lessor the purchase price as above described; provided, that if the Mortgage has not been satisfied, the purchase price shall be paid to the Mortgagee to the extent necessary to satisfy the indebtedness secured thereby, and if the closing occurs during the period of redemption pursuant to foreclosure of the Mortgage, the purchase price shall be paid to the purchaser at foreclosure to the extent necessary to effect a redemption.

     (f) "Lessor's Equity", as used in this Lease, means the greater of (A) the sum of: (i) Debt Service paid by Lessor to the Mortgagee during the first three Lease Years of the Primary Term plus rent paid to the lessor under the Ground Lease during the first three Lease Years of the Primary Term, less Basic Rent paid by Lessee during said first three Lease Years; (ii) the management fees and commissions owed through the purchase date whether paid or payable prior or subsequent to the Primary Term Commencement Date by Lessor to Hunter, Keith, Marshall & Eaton Incorporated, and in addition thereto, all other reasonable fees, expenses and lease acquisition costs incurred by Lessor in connection with this transaction through the Primary Term Commencement Date which are not defined as Project Costs in the Development Agreement; and (iii) interest at the rate of 8% per annum, compounded quarterly, on the total amount described in clauses
(i) and (ii) from the date paid by Lessor until the Termination Date; reduced, however, by 1/26th of such sum for each elapsed year from the end of the third Lease Year to the Termination Date, and (B) if there has been a foreclosure of the Mortgage and the period of redemption therefrom has expired without redemption, the amount which would have been required to redeem from the foreclosure sale at the end of the redemption period.

     14. Insurance. (a) Lessee will maintain insurance on the Premises of the following character:

         (i) Insurance against loss by fire, lightning, vandalism, malicious mischief, and other risks from time to time included under "extended coverage" policies and customarily insured against with respect to property similar to the Premises in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer of any loss; and in any event in amounts not less than 100% of the full replacement cost of the Premises above the foundations and footings.

         (ii) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and adjoining streets and sidewalks, in the minimum amounts of $1,000,000 for any one accident, and $500,000 for property damage, or in such other amounts as from time to time are commonly obtained in the case of property located in the Minneapolis/St. Paul area similar to the Premises, when occupied by a Lessee having a net worth at the time such determination is being made comparable to the net worth of

 Lessee hereunder, but in no event in amounts less than those set forth above.

          (iii) Worker's compensation insurance to the extent required by law. Lessee may "self-insure" its Workmen's compensation liability, if, and to the extent permitted by applicable law.

          (iv) Such other insurance as is required by the Mortgage.

     Such insurance shall be written by companies with a rating of A+:XV or better by Alfred M. Best's Key Rating Guide, or if the same shall be discontinued, by companies of approximate net worth and recognized financial standing equal to those rated A+ or better, or such other companies as may be reasonably acceptable to Lessor and Mortgagee. The insurance required by clauses (i) and (ii) above shall name as insured parties Lessor and Lessee as their interests may appear.

          (b) Every such policy (other than any general public liability, workmen's compensation or employers' liability policy) shall bear a first mortgagee endorsement in favor of Mortgagee and any loss under any such policy shall be payable to Mortgagee to be held and applied pursuant to the terms of the Mortgage. Every policy referred to in Paragraph 14(a) shall provide that it will not be cancelled except after thirty days' written notice to both Lessor and Mortgagee and that it shall not be invalidated as to Mortgagee by any act or neglect of Lessor or Lessee, nor by any condition of or use of the Premises, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to the Premises, nor by waiver of subrogation rights by any insured.

          (c) Lessee shall deliver to Lessor and Mortgagee certificates of insurance evidencing the existence of all insurance which is required to be maintained by Lessee hereunder, such delivery to be made (i) promptly after the execution and delivery hereof and

(ii) within at least thirty days prior to the expiration of any such insurance. Any insurance required hereunder may be provided under blanket policies, and may contain reasonable deductible clauses, which, at the date hereof, shall not exceed $10,000 for casualty losses and $10,000 for liability claims.

     (d) To the extent permitted by the terms of the insurance policies described in subparagraph (a) above, and to the extent benefits are paid under such policies, Lessor and Lessee do hereby mutually release each other and their respective officers, agents, employees and invitees, from all claims for damage or destruction of their respective physical properties situated on or constituting part of the Premises, if such damage or destruction results from one or more of the hazards covered by such insurance policies.

     15. Purchase Right.

          (a) Lessee shall have the option to purchase Lessor's Interest in the Premises upon the expiration of the twentieth (20th) Lease Year of the Primary Term hereof, and at the expiration of the Primary Term or any Extended Term of this Lease; provided however, that the option to purchase shall not apply unless this Lease is in effect as of the dates of exercise and closing, and the option may not be severed from or assigned independently of this Lease. This option shall be exercised, if at all, by Lessee giving written notice of its election to Lessor not later than six (6) months prior to the 20th anniversary of the commencement of the Primary Term, or to the date upon which the Primary Term or any Extended Term will expire. Such notice shall specify the date on which Lessee's purchase hereunder shall be closed, which date shall be within 60 days following the 20th anniversary of the commencement of the Primary Term or the date upon which the Primary Term or any Extended Term will expire, as the case may be. Upon the giving of such notice Lessor shall be bound to sell, and Lessee shall be bound to purchase the Premises, subject only to the terms, covenants and conditions provided in this Paragraph 15(a).

     (b) The purchase price to be paid by Lessee to Lessor, if the option to purchase contained in this paragraph 15 shall be exercised, shall be an amount equal to the Fair Market Value of the Premises as of the proposed date of purchase, but the purchase price shall be the greater of said value or the original Project Costs paid by Owner if Lessee exercises the said option to purchase in the 20th year of the Primary Term of this Operating Lease; provided further that if at the time of exercise the Mortgage has been foreclosed but not redeemed from sale, the purchase shall be at least the amount which would have been required to redeem at the end of the redemption period.

     (c) For purposes of this Lease the term "Fair Market Value" means the amount for which Lessor's Interest in the premises could be sold for cash to a buyer in an arm's-length transaction assuming the seller to be a prudent person willing to sell but under no compulsion to do so, and the buyer being a prudent person willing to buy but under no compulsion to do so. The term "Lessor's Interest in the Premises" shall be and hereby is understood to mean Lessor's interest under the Ground Lease in all buildings and other improvements located on or about the Premises and owned by Lessor, but shall not include the value of the Land or the value of capital improvement enlargements or Additions made to the Premises by Lessee at its expense after the Primary Term Commencement Date if such capital improvements or Additions were approved by Lessor prior to the enlarging of such improvements or the making of such Additions. In the event the parties hereto are unable to agree upon the Fair Market Value of Lessor's Interest in the Premises within ninety (90) days of Lessee's notice, either party shall have the right to submit such question to appraisal in accordance with the appraisal procedures set forth in the Paragraph 15(d).

     (d) In the event that the parties are unable to agree upon the Fair Market Value of Lessor's Interest in the Premises within ninety (90) days of Lessee's notice, either party shall have the privilege of appointing an appraiser and giving written notice thereof to the other party. Within thirty (30) days after receipt of such notice, the recipient thereof shall appoint a second appraiser and give written notice of such appointment to the other party. Within sixty (60) days after the appointment of the second appraiser, the appraisers shall execute and deliver to Lessor and Lessee a report stating the Fair Market Value of Lessor's Interest in the Premises as of the proposed date of purchase. The report of the appraisers shall be conclusive upon the parties hereto. In the event the two (2) appraisers thus selected cannot agree, said two (2) appraisers shall appoint a third appraiser, and the Fair Market Value of Lessor's Interest in the Premises shall be the amount determined by said third appraiser.

     In the event the second appraiser is not appointed within the time herein allowed and notice thereof is given, the report of the first appraiser shall be conclusive upon the parties hereto. In the event a third appraiser, if any, is not appointed within the time allowed, either party hereto may apply to a Judge of the District Court of Ramsey County, Minnesota (and if such Court does not then exist, then to a judge of an existing Court of comparable jurisdiction), and such Judge shall appoint the third appraiser.

     Any appraiser appointed under this paragraph shall be a member of the American Institute of Real Estate Appraisers or of a similar professional society, and shall have had five (5) years of full time commercial appraisal experience in the general area in which the Premises are located. Every appraiser appointed hereunder shall be disinterested in the Premises and shall have no connection or relationship with either Lessor or Lessee apart from their employment for such appraisal purposes. The total fees of all appraisers appointed hereunder shall be paid one-half by Lessor and one-half by Lessee.

     (e) Notwithstanding the foregoing option in Lessee to purchase Lessor's Interest in the Premises, Lessor and Lessee agree that, in order for Lessee to exercise such right, Lessee must either (i) pay off the outstanding indebtedness of the Mortgage, including accrued interest and any prepayment penalty or effect the redemption if the Mortgage has been foreclosed and the period of redemption has not expired, or (ii) with the consent of Mortgagee, take title subject to the Mortgage, expressly assume all of the terms, covenants and conditions of the Mortgage and expressly agree to become personally liable on the Mortgage Note. The Lessee's purchase price under this Paragraph 15 shall be reduced by (i) the amount of principal and interest, if any (but not any prepayment penalty), paid by Lessee if Lessee discharges the Mortgage pursuant to this Paragraph 15 or the redemption price in the event of redemption, or by (ii) the outstanding principal and interest secured by the Mortgage as of the date of purchase if Lessee assumes the indebtedness secured by the Mortgage pursuant to this Paragraph 15.

     16. Procedure Upon Purchase. (a) If Lessee shall purchase Lessor's Interest in the Premises pursuant to this Lease, Lessor shall convey title thereto as it existed on the date of the commencement of the term hereof, and Lessee or its designee shall accept such title, subject, however, to (i) all charges, liens, security interests and encumbrances attaching thereto on or after such date which shall not have been created or suffered by Lessor or which shall be consented to by Lessee; (ii) all applicable laws, regulations, ordinances and Permitted Encumbrances; and (iii) impositions which are obligations of Lessee under this Lease; but free of charges, liens, security interests and encumbrances resulting from acts of Lessor taken without the consent of Lessee, and free of the Mortgage, unless the same is assumed by Lessee pursuant to Paragraph 15(e).

     (b) On the date fixed for any purchase of Lessor's Interest in the Premises hereunder, Lessee shall pay to Lessor the purchase price therefor specified herein together with all Basic Rent, Additional Rent and other sums then due and payable hereunder to and including such date of purchase, and Lessor shall deliver to Lessee a proper deed of conveyance with covenant against grantor's acts, conveying Lessor's Interest in the Premises to Lessee, and any other instruments necessary to convey the title thereto described in Paragraph 16(a), and to assign any other property then required to be assigned by Lessor pursuant hereto. Lessee shall pay all charges incident to such conveyance and assignment, including reasonable and necessary fees of Lessor's counsel, escrow fees, recording fees, title insurance premiums and all applicable taxes (other than any income or franchise taxes of Lessor) which may be imposed by reason of such conveyance and assignment and the delivery of said conveyance and other instruments. Upon the completion of any such purchase but not prior thereto, this Lease shall terminate, except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen prior to such date of purchase.

     17. Assignment, Subletting and Attornment. (a) Lessor shall have the right to assign its interest in this Lease and in the rentals payable by Lessee hereunder. Such assignment may be either absolute or as collateral security for the indebtedness of Lessor to Mortgagee.

     (b) In the event that Lessor makes an assignment pursuant to subparagraph
(a) for collateral purposes, Mortgagee shall not be obligated to perform any duty, covenant or condition required to be performed by the Lessor under any terms hereof, but on the contrary, Lessee by its execution hereof acknowledges and agrees that notwithstanding any such assignment each and all such covenants, agreements, representations and warranties of Lessor shall survive any such assignment and shall be and remain the sole liability of Lessor and of every person, firm or corporation succeeding (by merger, consolidation, purchase of assets or otherwise) to all or substantially all of the business assets or goodwill of Lessor. Lessee further acknowledges and agrees that from and after the receipt by Lessee of written notice from Lessor or Mortgagee all rents and other sums which are the subject matter of the assignment shall be paid to Mortgagee at the place of payment designated in such notice. Lessee's obligations to make payment to Mortgagee pursuant to an assignment to it is absolute and unconditional and not subject to offset, defense, limitation or withholding for any reason whatsoever. If at any time because of court order or judgment, bankruptcy of Lessor or otherwise Lessee is prevented or prohibited from paying to Mortgagee any Basic Rent or other sums assigned to Mortgagee pursuant to this Section or is required to pay the same to any party or parties other than Mortgagee, Lessee shall promptly pay to Mortgagee an amount equal to the Rent or other sums in question, even if such payment should result in double payment of any sum due under this Lease. Upon such assignment, Mortgagee shall have the sole right to exercise all rights, privileges and remedies (either in its own name or in the name of Lessor for the use and benefit of Mortgagee) which by the terms of the Lease or by applicable law are permitted or provided to be exercised by Lessor.

     (c) Lessee (subject to the provisions of subparagraphs (d), (e) and (f) hereof) may sublet all or any portion of the Premises or assign its interest hereunder. Neither any such assignment or sublease by Lessee, nor the assumption of Lessee's obligations by any assignee as provided below, shall modify or limit any right or power of Lessor hereunder or affect or reduce any obligation of Lessee hereunder, and all such obligations shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no assignment or subletting had been made. Lessee shall not mortgage or pledge its interest in any sublease of the Premises or the rentals payable thereunder. Any such prohibited mortgage or pledge of any sublease or assignment thereof shall be void. Lessee shall, within ten days after the execution of any assignment of its interest hereunder, deliver a conformed copy thereof to Lessor. In the event of any such assignment, the assignee shall expressly assume all of Lessee's obligations hereunder in writing, and such assumption shall be delivered to Lessor at the same time as the conformed copy of such assignment under the preceding sentence.

     (d)  Lessee shall insert in each sublease provisions to the effect that
(i) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder and shall terminate in the event of termination of this Lease, (ii) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease and (iii) in the event the sublessee thereunder receives a written notice from Lessor or Mortgagee stating that Lessee is in default under this Lease, sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct.

     18.  Permitted Contests. Lessee shall not be required to:

     (a) pay any tax, assessment, levy, fee, water or sewer rent or charge referred to in Paragraph 8(a);

     (b) comply with any statute, law, rule, order, regulation, ordinance or other Legal Requirement or Insurance Requirement referred to in Paragraph 8(b) or 8(c); or

     (c) discharge or remove any lien, encumbrance or charge referred to in Paragraph 9, so long as Lessee shall contest, in good faith and without expense to Lessor, the existence, amount or validity thereof by appropriate proceedings which shall operate during the pendency thereto to prevent

          (i) the collection of, or other realization upon the tax, assessment, levy, fee, water or sewer rent or charge or lien, encumbrance or charge so contested,

          (ii) the sale, forfeiture or loss of the Premises or any part thereof or the Basic Rent or any Additional Rent or any portion thereof to satisfy the same or to pay any damages caused by any encroachment, hindrance, obstruction, violation or impairment,

          (iii) any interference with use or occupancy of the Premises or any part thereof,

          (iv) any interference with the payment of the Basic Rent or any Additional Rent or any portion thereof, and

          (v) in the case of any statute, law, rule, order, regulation, ordinance, or other legal requirement, imposition of any civil or criminal liability upon the Lessor.

While any such proceedings are pending, Lessor shall not have the right to pay, remove or cause to be discharged the tax, assessment, levy, fee, water or sewer rent or charge or lien, encumbrance or charge thereby contested. Lessee further agrees that each such contest shall be promptly prosecuted to a final conclusion. Lessee shall give such reasonable security as may be demanded by Lessor or the Mortgagee to insure payment of any such contested imposition or lien. Lessee will pay or cause to be paid and save Lessor harmless from and against any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and will, promptly after the final settlement or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith and perform all acts, the performance of which shall be ordered or decreed as a result thereof.

     19. Default Provisions. (a) Any of the following occurrences or acts shall constitute an "Event of Default" under this Lease: (i) Lessee's failure to (1) pay any Basic Rent, Additional Rent or other sum required to be paid by Lessee hereunder and such failure shall continue for ten days after notice to Lessee of such failure or (2) observe or perform any other provision hereof and such failure shall continue for thirty days after notice to Lessee of such failure (provided, that in the case of any such default which cannot be cured by the payment of money and cannot with diligence be cured within such thirty-day period, if Lessee shall commence promptly to cure the same and thereafter prosecute such cure with diligence, the time within which such default may be cured shall be extended for such period as is necessary to complete such cure with diligence); or (ii) the filing by Lessee of a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law; or (iii) Lessee shall be granted relief under the Bankruptcy Code or become insolvent or shall make an assignment for the benefit of creditors or become unable to pay its debts generally as they become due, or if a petition or answer proposing relief under the Bankruptcy Code be filed against the Lessee or proposing its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee shall consent to or acquiesce in the filing thereof or such petition or answer shall not be discharged or denied within ninety days after the filing thereof; or (iv) the appointment of a receiver, trustee or liquidator of Lessee or of all or substantially all of the assets of Lessee or of the Premises or Lessee's estate therein in any proceeding brought by Lessee, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Lessee and shall not be discharged within ninety days after such appointment, or if Lessee shall consent to or acquiesce in such appointment; or (v) if the Premises shall have been left unoccupied and unattended for a period of thirty days; or (vi) if any representation or warranty made by the Lessee herein shall prove to be or have been untrue in any material respect as of the date of the making thereof.

     (b) If an Event of Default shall have happened and be continuing, Lessor shall have the right to give Lessee notice of Lessor's intention to terminate the term of this Lease on a date not less than five days after the date of such notice. Upon the giving of such notice, the term of this Lease and the estate hereby granted shall expire and terminate on the specified date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the term of this Lease, and all rights of Lessee hereunder shall expire and terminate, but Lessee shall remain liable as hereinafter provided.

     (c) If an Event of Default shall have happened and be continuing, Lessor shall have the immediate right, whether or not the term of this Lease shall have been terminated pursuant to Paragraph 19(b) to re-enter and repossess the Premises by summary proceedings, ejectment or in any manner Lessor determines to be necessary or desirable, and to remove all persons and property therefrom. Lessor shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry or repossession of the Premises shall be construed as an election by Lessor to terminate the term of this Lease unless a notice of such intention is given to Lessee pursuant to Paragraph 19(b), or unless such termination is decreed by a court of competent jurisdiction.

     (d) At any time or from time to time after the re-entry or repossession of the Premises pursuant to Paragraph 19(c), whether or not the term of this Lease shall have been terminated pursuant to Paragraph 19(b), Lessor may (but shall be under no obligation to) relet the Premises for the account of Lessee, in the name of Lessee or Lessor or otherwise, without notice to Lessee, for such term or terms and on such conditions and for such uses as Lessor, in its absolute discretion, may determine, subject to the provisions of the Ground Lease. Lessor may collect and receive for Lessee's account any rents payable by reason of such reletting. Lessor shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon any such reletting.

     (e) No expiration or termination of the term of this Lease pursuant to Paragraph 19(b), by operation of law or otherwise, and no re-entry or repossession of the Premises pursuant to Paragraph 19(c) or otherwise, and no reletting of the Premises pursuant to Paragraph 19(d) or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession or reletting.

     (f) In the event of any expiration or termination of the term of this Lease or re-entry or repossession of the Premises by reason of the occurrence of an Event of Default, Lessee will pay to Lessor all Basic Rent, Additional Rent and other sums required to be paid by Lessee to and including the date of such expiration, termination, re-entry or repossession; and thereafter, until the end of what would have been the term of this Lease in the absence of such expiration, termination, re-entry or repossession (whether or not the Premises shall have been relet) Lessee shall be liable to Lessor for, and shall pay to Lessor, as liquidated and agreed current damages all Basic Rent, Additional Rent and other sums which would be payable under this Lease by Lessee in the absence of such expiration, termination, re-entry or repossession, less the net proceeds, if any, of any reletting effected for the account of Lessee pursuant to Paragraph 19(d), after deducting from such proceeds all Lessor's expenses in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, property management fees, attorney fees and expenses, employees' expenses, alteration costs and expenses of preparation for such reletting). Lessee will pay such current damages on the days on which Basic Rent would be payable under this Lease in the absence of such expiration, termination, re-entry or repossession, and Lessor shall be entitled to recover the same from Lessee on each such day.

     (g) At any time after the termination of this Lease pursuant to Paragraph 19(b), whether or not Lessor shall have collected any current damages pursuant to Paragraph 19(f), Lessor shall be entitled to recover from Lessee and Lessee will pay to or on demand as and for liquidated and agreed final damages for Lessee's default (it being agreed that it would be impractical or extremely difficult to fix actual damages), and in lieu of all current damages provided in Paragraph 19 (f) beyond the date to which the same shall have been paid, an amount equal to the excess, if any, of (A) the sum of (i) any past due Basic Rent or Additional Rent together with a late charge thereon (to the extent permitted by law) computed from the due date thereof to the date of payment of such liquidated damages at the rate of twelve percent per annum (or, if lower, the maximum rate permitted by application law), (ii) the present value of the aggregate future payments of Basic Rent otherwise payable in respect of the Premises for the remainder of the Primary Term or any Extended Term then in effect (regardless of any termination), each such payment discounted at the rate of four percent per annum (the "Discounted Future Basic Rent") from the date otherwise payable hereunder to the later of the date to which Basic Rent shall have been paid or the date to which Lessee shall have paid current damages pursuant to Paragraph 19(f), together with a late charge thereon (to the extent permitted by law) computed from the later of such dates to the date of payment of such liquidated damages at the rate of twelve percent per annum (or, if lower, the maximum rate permitted by applicable law), and
(iii) the Additional Rent and other charges (as reasonably estimated by Lessor) which would be payable hereunder from such date for what would have been the then unexpired current term had the same not been terminated, the Additional Rent and such other charges to be discounted to the date of payment at the rate of four percent per annum, calculated on a monthly basis, over (B) the then Fair Market Rental Value of the Premises for the period from the date of payment of such liquidated damages to the date which would have been the expiration date of the then current term had this Lease not been terminated (after deducting all reasonable estimated expenses to be incurred in connection with reletting the Premises, including, without limitation, repossession costs, brokerage commissions, attorneys' fees and expenses and repair and alteration costs and expenses), discounted to the date of payment at the rate of four percent per annum calculated on a monthly basis.

     For purposes of this Lease, the term "Fair Market Rental Value" shall be and hereby is understood to mean the amount for which the Premises could be leased for the balance of the existing Primary Term or Extended Term in an arm's-length transaction upon the same terms and conditions (other than Basic
Rent) as this Lease, assuming both the lessor and lessee to be prudent persons willing to enter into such a lease but under no compulsion to do so. In the event the parties are unable to agree upon such Fair

Market Rental Value, the question shall be submitted to appraisal in the same manner set forth in Paragraph 15(d) hereof.

     If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

     (h) If Lessor shall elect the remedy provided for in Paragraph 19(g), Lessee shall have the option to immediately prepay all Basic Rent and Additional Rent for the balance of the then current term, discounted at the rate of four percent per annum calculated on a monthly basis, as though expressly made payable in advance prior to the occurrence of such Event of Default. If Lessee shall exercise such right and shall prepay in full all such Basic Rent and Additional Rent, Lessee shall thereafter have the right to possession of the Premises under the terms of this Lease for the entire period in respect of which Basic Rent and Additional Rent shall have been so prepaid, unless and until a further Event of Default shall occur, at which time Lessee's right of possession shall immediately terminate.

     (i) If this Lease is terminated pursuant to this Paragraph 19, Lessee waives, to the extent permitted by applicable law, (i) any right which may require Lessor to sell, lease or otherwise use the Premises or any part thereof in mitigation of Lessor's damages as set forth in this Paragraph 19, (ii) any right of redemption, re-entry or re-possession, (iii) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Paragraph 19, (iv) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt, and (v) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Paragraph 19.

     (j) The words "re-enter" or "re-entry" as used in this Paragraph 19 are not restricted to their technical meaning.

     (k) If, during the first three Lease Years of the Primary Term of this Lease, Lessor shall be in default for 45 days under the terms of the Mortgage Note, the Lessee shall cure such default within 15 days after notice. Immediately upon curing such default, Lessee may, at its sole option either: (i) terminate this Lease by purchasing the Lessor's Interest in the Premises for an amount equal to the aggregate amount of Debt Service Shortfall paid by Lessor as of such termination date (Debt Service Shortfall being defined herein as the quarterly amount by which (i) quarterly Basic Rent payable under the Operating Lease, minus (ii) quarterly Basic Rent payable under the Ground Lease, is exceeded by (iii) Lessor's quarterly Debt Service obligation pursuant to the Mortgage), and by taking title to the Lessor's Interest in the Premises subject to the Mortgage, expressly assuming and agreeing to be personally liable to perform all of the terms, covenants and conditions of the Mortgage and to repay, in the manner therein stated, the indebtedness evidenced by the Mortgage Note; or (ii) continue this Lease in full force and effect and institute appropriate proceedings at law or in equity to recover from the Lessor any costs incurred by Lessee to cure the Lessor's default under the Mortgage Note. Nothing herein shall be deemed to create in Lessee a right to set off or otherwise deduct any such amounts from future installments of Basic Rent, Additional Rent, if any, or other sums due hereunder, except that Lessee shall be entitled to deduct from each future quarterly installment of Basic Rent the amount by which such Basic Rent installment exceeds the sum of (i) Lessor's quarterly Debt Service obligation under the Mortgage Note and (ii) rent payable under the Ground Lease. In no event shall the aggregate amount of such deductions exceed the total of the costs incurred by Lessee to cure Lessor's default as provided in clause
(ii), above.

     20. Ground Lease. (a) Lessee will duly and punctually observe and perform, at its expense, all covenants, terms and conditions imposed by the Ground Lease upon the lessee thereunder
(excluding the payment of Basic Rent), and to the end that, during the term of this Lease, Lessor shall have no responsibility for compliance with the provisions of the Ground Lease and shall be exonerated from all liability thereunder.

     (b) If any event shall occur which, pursuant to the terms of the Ground Lease, with or without the passage of time, would enable the lessee under the Ground Lease to terminate the same, Lessee shall notify Lessor thereof within 5 days after Lessee shall have become aware of the occurrence thereof. Notwithstanding any such right of termination, Lessor shall take no action so to terminate the Ground Lease and shall take such action as shall be necessary to maintain the estate of Lessor in the Premises.

     (c) If any event shall occur which, pursuant to the terms of the Ground Lease, with or without the passage of time, would enable the lessor under the Ground Lease (the "Ground Lessor") to terminate the same or to impair or restrict the rights of the lessee thereunder, Lessee shall notify Lessor within 5 days after Lessee shall have become aware of the occurrence thereof and shall take such action, other than the payment of Basic Rent due under the Ground Lease, as shall be necessary to maintain the rights of Lessor in the Premises and to enable the full enjoyment of such rights as they existed prior to such impairment or restriction. Lessor shall be entitled, but not obligated, to participate in such action.

     (d) If (A)(i) the Ground Lease shall terminate for any reason or (ii) the Ground Lease shall have been rejected or disaffirmed by the lessee thereunder or any trustee or receiver thereof pursuant to bankruptcy or insolvency law or other law affecting creditors' rights, and (B) paragraphs 21 and 24(d) of the Ground Lease do not apply, then Lessee shall attorn to the Ground Lessor. Upon Ground Lessor's acceptance thereof, Ground

Lessor and Lessee shall continue this Lease in full force and effect as a direct lease from Ground Lessor to Lessee on the same terms and conditions as this Lease, including without limitation, the obligation to pay Basic Rent, Additional Rent and all other sums payable under this Lease for the period after the termination, rejection or disaffirmance of the Ground Lease, and all of the terms and conditions of this Lease shall be binding upon Ground Lessor and Lessee to the same extent as if Ground Lessor and Lessee had been the original lessor and lessee, respectively, under this Lease.

     21. Additional Rights of Lessor. (a) No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Lessor of any Basic Rent, Additional Rent or other sum payable hereunder with knowledge of the breach of any provision hereof shall not constitute waiver of such breach, and no waiver by Lessor of any provision hereof shall be deemed to have been made unless the same is in writing and executed by Lessor. Lessor shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any provision hereof, or to a decree compelling performance of any provision hereof, or to any other remedy allowed to Lessor by law; provided that Lessor shall not be reimbursed for any loss or damage more than once.

     (b) Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem the Premises or to have a continuance of this Lease after termination of Lessee's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any law which exempts property from liability for debt or for distress for rent.

     (c) If either Lessor or Lessee shall be in default in the performance of any of its obligations hereunder, then the defaulting party shall pay to the non-defaulting party, on demand, all expenses incurred by the non-defaulting party as a result thereof, including reasonable attorney fees and expenses. If Lessor shall be made a party to any litigation commenced against Lessee and Lessee, at its expense, shall fail to provide Lessor with counsel approved by Lessor, Lessee shall pay all costs and reasonable attorney fees and expenses incurred by Lessor in connection with such litigation.

     22. Access. Lessor and its agents may enter upon and inspect the Leased Premises at reasonable times.

     23. Notices, Offers and Other Instruments. All notices, offers, consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given as of the postmarked date thereon when mailed by prepaid certified or registered mail, return receipt requested, (a) if to Lessor, addressed to Lessor at its address set forth above, and (b) if to Lessee, addressed to Lessee at its address set forth above. Lessor and Lessee each may from time to time specify any address in the United States as its address for purposes of this Lease by giving fifteen days' notice to the other party in accordance with this Paragraph 23.

     24. Estoppel Certificates. Each party hereto will, from time to time, promptly upon request by the other, but not more often than once each six months, execute, acknowledge and deliver a certificate stating:

          (i) that this Lease is unmodified and in full effect (or if there have been modifications, that this Lease is in full effect as modified, and stating the modifications),

          (ii) the dates, if any, to which the Basic Rent, Additional Rent and other sums payable under this Lease have been paid and the amount of the Basic Rent currently payable thereunder, and

          (iii) that no notice of an Event of Default has been received by said party under this Lease which has not been cured or, if any Event of Default for which notice has been received has not been cured, specifying the nature and period of existence thereof and what action said party is taking or proposes to take with respect thereto.

Any such certificate may be relied upon by any prospective mortgagee or purchaser of the Premises, or assignee of Lessee.

     25. No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with either the Ground Lease or the leasehold estate thereby created or the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly (whether pursuant to termination of the Ground Lease or otherwise), this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as either or both (a) the Ground Lease or the estate thereby created or any interest in the Ground Lease or such leasehold estate or (b) the fee estate in the Premises or any interest in such fee estate. This Lease is subject to the non-merger provisions of paragraph 21 of the Ground Lease.

     26. Surrender. Upon the expiration or termination of this Lease, Lessee shall surrender the Premises to Lessor in the condition in which the Premises were originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required hereby and except for ordinary wear and unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforceable to the extent permitted by law. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Lessor and Lessee to the same extent as if each such successor and assign were named as a party hereto. This Lease may not be changed, modified or discharged except by a writing signed by Lessor and Lessee and may not be changed, modified, discharged or terminated without the written consent of Mortgagee, and any purported change, modification, discharge or termination without such consent will be of no effect. If pursuant to any provisions of the Lease Lessee assumes the Mortgage or the indebtedness secured thereby, such assumption shall create a personal liability to observe and perform the Mortgage and pay the indebtedness secured thereby even though the Mortgage and the note which it secures are non-recourse. This Lease shall be governed by and interpreted under the laws of the State of Minnesota.
     29. Performance by Lessor. In the event of any default in the performance of any of Lessee's covenants or agreements herein, Lessor may at the option of Lessor perform the same and the costs thereof, with interest at the same rate as any first mortgage on the Premises, shall immediately be due and payable from Lessee to Lessor as additional rent for the Premises, and Lessor shall have a lien for the repayment of the same to the same extent as for other rent herein reserved; provided however that if Lessee's default in the performance of any of Lessee's covenants or agreements is because Lessee contests the amount, applicability or validity of any tax, assessment, water rate, sewer rent or other charge and Lessee is deferring payment thereof pursuant to any right to do so in connection with such contest, Lessee shall prior to the commencement of such contest deposit with Lessor a cash deposit or other security satisfactory to Lessor and sufficient in Lessor's judgment to cover such item together with all interest, penalty and expenses of litigation and Lessee shall prosecute such contest diligently to completion by appropriate proceedings, and Lessor may apply such security to the payment of such item and charges if at any time the Premises or any part thereof shall be in danger of being sold, forfeited or otherwise lost.

     30. Schedules. The following are Schedules A, B and C referred to in this Lease, which Schedules are hereby incorporated by reference herein.

     Schedule A - Description of Premises
     Schedule B - Terms; Basic Rent Payments and Payment Dates; Definitions;
                  Addendum
     Schedule C - Improvements

     31. Offsets for Third Party Rent Payments. If at any time the holder of the Mortgage has (i) entered into a ground lease of the Land pursuant to paragraph 24(d) of the Ground Lease and (ii) subleased the Land and leased the Improvements to a party other than LOL, then, notwithstanding any other provision of this Lease, LOL may deduct from the amount otherwise payable to the holder of the Mortgage pursuant to the assignment of rents payable pursuant to this Lease any amounts actually received by the holder of the Mortgage from said subtenant.


LESSOR:                                    LESSEE:

ARDEN HILLS ASSOCIATES:                    LAND O'LAKES, INC.:

By /s/ Andrew M. Hunter, III               By /s/ Ralph Hofstad
   -------------------------                  -----------------
   Andrew M. Hunter, III                     President
   GENERAL PARTNER

                                           BY /s/ Geo Radie
                                             -------------------
                                              Treasurer

STATE OF MINNESOTA)
                  ) ss.
COUNTY OF HENNEPIN)

       On this 17th day of June, 1980, before me, a Notary Public, within and for said County, personally appeared Andrew W. Hunter, III, one of the General Partners of ARDEN HILLS ASSOCIATES,a Minnesota limited partnership, to me known to be the person described in and who executed the foregoing instrument and who acknowledged that he executed the same as his free act and deed and as the free act and deed of said limited partnership.


                                        /s/ Karen A. Prenevost
                                        ______________________
                                        Notary Public

                                        _______________________
                                        My Commission Expires___________

                                               [seal]

STATE OF MINNESOTA)
                  ) ss.
COUNTY OF HENNEPIN)

       On this 17th day of June, 1980, before me, a Notary Public, within and for said County, personally appeared Ralph Hofstad and George Radie to me personally known, who being by me duly sworn, did say that they are the President and Treasurer of LAND O'LAKES, INC., the corporation named in the foregoing instrument and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said Ralph Hofstad and George Radie acknowledged said instrument to be the free act and deed of said corporation.


                                        /s/ John T. Rebane
                                        _______________________________
                                        Notary Public

                                        _____________County, Minnesota

                                        My Commission Expires__________

                                               [seal]

                                   Schedule A
                               Legal Description

That part of Lot 2, Block 1, LAND O'LAKES ADDITION, according to the recorded plat thereof, described as follows:

     Commencing at the northwest corner of said Lot 2; thence on an assumed bearing of South 89 degrees, 56 minutes 00 seconds East, along the north line of said Lot 2, a distance of 541.75 feet to the point of beginning of the land to be described; thence on a bearing of SOUTH a distance of 530.22 feet; thence on a bearing of WEST a distance of 195.00 feet; thence on a bearing of SOUTH a distance of 248.00 feet; thence on a bearing of EAST a distance of 697.54 feet to a point hereinafter referred to as Point "A"; thence on a bearing of SOUTH, along a line hereinafter referred to as Line "B", a distance of 36.00 feet; thence North 45 degrees 00 minutes 00 seconds East a distance of 86.27 feet; thence on a bearing of EAST a distance of 109.00 feet; thence on a bearing of NORTH 109.00 feet; thence North 45 degrees 00 minutes 00 seconds East a distance of 450.28 feet, more or less, to the west line of Lot 3, Block 1, LAND O'LAKES ADDITION; thence on a bearing of NORTH along said line a distance of 324.66 feet, more or less, to the north line of said Lot 2; thence westerly along the north line of said Lot 2 a distance of 990.94 feet, more or less, to the point of beginning.

Together with an easement for sanitary sewer purposes lying 15.0 feet on each side of a centerline described as beginning at said Point "A"; thence south along said Line "B" and its southerly extension a distance of 117.20 feet, more or less, to the north line of the sanitary sewer easement as dedicated in said plat of LAND O'LAKES ADDITION and said centerline there terminating. The side lines of said easement are prolonged or shortened to terminate on the south line of the above described property and the north line of said sanitary sewer easement as dedicated in the plat of LAND O'LAKES ADDITION.

Lessor warrants that the leasehold interest granted and conveyed hereby is subject only to Lessor's fee, state mineral reservations and rights and to the following additional permitted encumbrances:

1.   The lien of real estate taxes payable in the year 1980 and thereafter.

2.   Levied special assessments.

3. Easement for electrical transmission line recorded in Book 1901 Ramsey County Records, page 520.

4.   Easement for electrical transmission line recorded as Doc. No. 470086.

5.   Easement for electrical transmission line recorded as Doc. No. 554970.

6.   Easement for water main recorded as Doc. No. 653951.

7.   Terms of agreement and consent recorded as Doc. No. 653952.

8.   Platted sewer, water and drainage easements.

9.   Easement for electric transmission recorded as Doc. No. 415512.

                                   SCHEDULE B

                         Terms; Basic Rent Payments and
                      Payment Dates; Definitions; Addendum

I.  Lease Terms
     1. The term of this Lease shall consist of an Interim Term, a Primary Term and certain Extended Terms as set forth below. The Interim Term shall commence on the date hereof and shall end on the date immediately preceding the date when amortization of the loan begins pursuant to the Commitment (the "Commitment") first dated July 29, 1979 between Owner and Bankers Life
Company, said date of commencement of amortization being herein and therein defined as the first day of the first calendar quarter after the last advance under that certain Construction Loan Agreement governing construction of the Improvements and executed contemporaneously herewith. In this paragraph "last advance" means the last advance which is in fact made pursuant to the Construction Loan Agreement, whether such last advance occurs by reason of full funding of the loan, exercise by the lender of default remedies, or otherwise. The Primary Term shall commence on the day after the expiration of the Interim Term (the Primary Term Commencement Date) and shall end at midnight on the twenty-ninth (29th) anniversary of the termination of the Interim Term, unless earlier terminated or extended pursuant to the provisions of this Lease.

     2. The first Extended Term shall commence on the day next following the termination of the Primary Term and shall end at midnight on the day preceding the date which is the fifth (5th) anniversary thereof, unless earlier terminated pursuant to the provisions of this Lease.

     3. The second Extended Term shall commence on the day next following the termination of the first Extended Term and shall end at midnight on the day preceding the date which is the fifth (5th) anniversary thereof, unless earlier terminated pursuant to the provisions of this Lease.

     4. The third Extended Term shall commence on the day next following the termination of the second Extended Term and shall end at midnight on the day preceding the date which is the fifth (5th) anniversary thereof, unless earlier terminated pursuant to the provisions of this Lease.

     5. The fourth Extended Term shall commence on the day next following the termination of the third Extended Term and shall end at midnight on the day preceding the date which is the fourth (4th) anniversary thereof, unless earlier terminated pursuant to the provisions of this Lease.

II.  Basic Rent Payments and Payment Dates

     1. The rent during the Interim Term ("Interim Rent") shall be $1.00 per month.

     2. The annual Basic Rent during the first, second and third Lease Years of the Primary Term shall be calculated by (i) multiplying the "Project Costs" by .036, and (ii) adding to the product thus obtained the Basic Rent per annum payable to the Lessor under the Ground Lease. Such fixed rent shall be payable in equal quarterly installments in advance on the first day of each quarter beginning on the Primary Term Commencement Date. Project Costs are the total of all costs incurred in connection with construction of the Improvements including without limitation all costs incurred under and pursuant to the construction contracts, all site preparation costs (including on-site and off-site work and payment to third parties for the value of such work), architectural fees, engineering fees, Lessor's attorney fees, Lessee's attorney fees, cost of leasehold improvements, cost of labor and materials including profit and overhead paid by or payable to the general contractor and all sub-contractors, loan commitment fees, construction loan interest, service fees, construction lenders and permanent lenders charges including attorney fees, consultant fees, title insurance premiums, recordation fees, real estate taxes during construction, special assessments, insurance and bond premiums, utility charges and building permit fees. Project Costs shall not include the cost of cafeteria, food service and consumer test kitchen equipment or the cost of the telephone and switchboard system.

     2.1 In the event that the Mortgage proceeds are not sufficient to pay all Project Costs, then Lessor shall pay such Project Costs.

     3.  The annual Basic Rent for Lease Years after the third Lease Year of the Primary Term through the end of the Primary Term shall be calculated by: (i) multiplying the Project Costs by .1057, and (ii) adding to the product thus obtained the Basic Rent per annum payable under the Ground Lease. Such fixed rent shall be payable in equal quarterly installments in advance on the first day of each quarter.

     4. Each installment of Basic Rent during each of the Extended Terms, as the same is exercised by Lessee pursuant to paragraph 4 of this Lease, shall be calculated by: (i) multiplying the Project Costs by .08, and (ii) adding to the product thus obtained the Basic Rent per annum payable under the Ground Lease. Such fixed rent shall be payable in equal quarterly installments in advance on the first day of each quarter.

     5. The foregoing calculations to the contrary notwithstanding, during each year of the Primary Term after the third year of the Primary Term, Basic Rent shall never be less than the amount necessary to pay in advance the then current installments on the debt secured by the Mortgage, plus $15,007 (said later sum being an annual amount).

III. Definitions

     1. "Lease Year" shall mean each 12 month period commencing on the Primary Term Commencement Date and each anniversary thereof, all or any portion of which occurs during the Primary Term or any Extended Term.

     2. "Primary Term Commencement Date" shall be determined in accordance with paragraph I of this Schedule B.

IV. Addendum
     On the Primary Term Commencement Date, the parties shall enter into an addendum to this Lease setting forth the dollar amount of Basic Rent and the calendar date of the said Primary Term Commencement Date.

                                   SCHEDULE C

                                  Improvements

     The office building containing approximately 220,000 gross square feet and the certain research and development facility containing approximately 65,000 square feet, to be constructed on the Land by Lessor in accordance with the plans and specifications prepared by The Architectural Alliance, Incorporated, (the "Architect") as the same way from time to time be modified with the written consent of the Lessee pursuant to the Agreement between Lessee and the Architect dated June 11, 1980, and all parking areas, landscaping, roads, fencing and structures now or hereafter located on the land and owned by Lessor.